UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
_____________________________________________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 22, 2024
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D-Wave Quantum Inc.
(Exact Name of Registrant as Specified in Its Charter)
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Delaware	001-41468	88-1068854
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
2650 East Bayshore Road
Palo Alto, California
94303
(Address of principal executive offices)
(604) 630-1428
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
_____________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	QBTS	New York Stock Exchange
Warrants, each whole warrant exercisable for 1.4541326 shares of common stock at an exercise price of $11.50	QBTS.WT	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment to the Board of Directors

On and effective November 22, 2024, the Board of Directors (the “Board”) of D-Wave Quantum Inc. (the “Company”) appointed Sharon Holt as a Class I director to hold office until her successor is duly elected or until the expiry of Class I directors’ term at the Company’s 2026 annual meeting of the stockholders. Ms. Holt will be compensated on the same basis as all other non-employee directors of the Company, as described under “Executive and Director Compensation” in the Company’s Proxy Statement for its 2024 Annual Meeting of Stockholders. Ms. Holt will serve on the Audit Committee of the Board.

Ms. Holt, is the co-founder and has served as a principal at Fraser Stuart Ventures, LLC, a private investment and advisory firm since February 2016. Since June 2019, she has served as a director on the board of directors of Infinera Corporation, a publicly traded industry-leading supplier of intelligent transport network solutions ("Infinera"). She also serves as the chair of Infinera’s compensation committee and previously served as the chair of Infinera's nominating and governance committee. From August 2016 to May 2021, she served on the board of directors of Immersion Corporation, a publicly traded developer of haptics technology for cellphones and other devices, having served as the chairman of the board, lead independent director, the chair of the nominating and governance committee, the chair of the compensation committee and a member of the audit committee. She has also served as an advisor to several technology companies since 2012. From 2004 to 2012, Ms. Holt was a senior executive at Rambus Inc., a leading technology development and licensing company, where she served as Senior Vice President of Sales, Licensing and Marketing and Senior Vice President and General Manager of the Semiconductor Business Group. From 1999 to 2004, Ms. Holt served as an executive at Agilent Technologies in the Semiconductor Products Group (now Broadcom), where her last position was Vice President & General Manager of Americas Field Operations, overseeing sales and technical support operations for the semiconductor business, including ASICs, ASSPs, optical and wireless ICs. Prior to that, she ran sales operations focused on Agilent’s largest global customers. From 1986 to 1999, Ms. Holt held various positions at HP in Applications Engineering, Sales, and Distribution Channel Management for the Semiconductor Products Group. Ms. Holt received a bachelor’s degree in Electrical Engineering from Virginia Polytechnic Institute and State University (Virginia Tech).

There are no transactions between Ms. Holt and the Company that would be reportable under Item 404(a) of Regulation S-K. A copy of the press release announcing the appointment of Ms. Holt as director of the Company is attached as Exhibit 99.1 to this Report, and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release, dated November 25, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 25, 2024	D-Wave Quantum Inc.

	By:	/s/ Alan Baratz
	Name:	Alan Baratz
	Title:	President & Chief Executive Officer